Exhibit 4.2

FIRST AMENDMENT TO

8% FIXED CONVERTIBLE PROMISSORY NOTE

This First Amendment to 8% Fixed Convertible Promissory Note (this “Amendment”) is made and entered into as of July 26, 2019, by and between Blackboxstocks, Inc. (the “Company”) and Harbor Gates Capital, LLC (the “Holder”).

WHEREAS, the Company previously executed and delivered to the Holder that certain 8% Fixed Convertible Promissory Note, dated May 21, 2019, payable to the order of the Holder in the principal amount of up to $550,000 (the “Original Note”); and

WHEREAS, the Holder and the Company desire to amend the Original Note as more fully described herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1.                  The defined term “Fixed Conversion Price” located on page 2 in the Original Note is hereby replaced in its entirety with the following:

“Fixed Conversion Price” shall be fixed at a price equal to $1.95.

2.                  Except as specifically modified herein, the Original Note shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects.

3.                  This Amendment shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

4.                  This Amendment is governed by and shall be construed in accordance with the internal laws of the state of Texas, but excluding any conflict of law rule or principle that might refer the governance or construction of this Amendment to the law of another jurisdiction.

5.                  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic delivery shall be effective as delivery of a manually executed counterpart of this Amendment.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

BLACKBOXSTOCKS, INC.

By:
Gust Kepler
President and Chief Executive Officer

HARBOR GATES CAPITAL, LLC

By: _________________________________________

Name: ________________________________________

Title: ________________________________________